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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 7, 2002


                       CCC INFORMATION SERVICES GROUP INC.
               (Exact Name of Registrant as Specified in Charter)


   Delaware                           000-28600                 54-1242469
   --------                           ---------                 ----------
(State or Other                      (Commission               (IRS Employer
Jurisdiction of                       File Number)           Identification No.)
Organization)


World Trade Center Chicago
444 Merchandise Mart
Chicago, Illinois                                                       60654
-----------------                                                       -----
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:  (312) 222-4636
                                                     --------------

Former Name or Former Address, if Changed Since Last Report:  Not Applicable
                                                              --------------




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Item 5. OTHER EVENTS

     CCC Information Services Inc., together with one of its insurance company customers, Nationwide Mutual Insurance Company (and various affiliates), has entered into an agreement to settle the case of WHITWORTH V. NATIONWIDE MUTUAL INS. CO., ET AL., AND CCC INFORMATION SERVICES INC., CASE NO. CVH-08-6980 (COURT OF COMMON PLEAS, FRANKLIN COUNTY, OHIO) (FILED AUGUST 2, 2000). The WHITWORTH case, which is described in more detail in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000, is a putative class action alleging that Nationwide, using valuations prepared by CCC, offered the Plaintiffs inadequate amounts for their total loss vehicles and that CCC's TOTAL LOSS valuation product provides values that do not comply with applicable state regulations governing the adjustment of total loss claims.

     If consummated, the proposed settlement in the WHITWORTH case would resolve all claims on behalf a national settlement class consisting of all policyholders of Nationwide (and all its affiliates): (a) who have submitted first party property damage claims; (b) whose vehicle was declared a total loss; (c) for whose vehicle Nationwide (or its affiliate) received a valuation of the total loss vehicle from CCC; and (d) who received payment for the total loss claim between January 1, 1987 and the date on which notice of the settlement is mailed. Class members who do not opt out of the settlement would release any and all claims against CCC and Nationwide (and its affiliates) arising out of or relating to first party property damage claims made to Nationwide (or its affiliates) and/or CCC's valuation of their total loss vehicles for Nationwide (or its affiliates). Class members who exercise their right to opt out of the settlement, however, would not be bound by the settlement and would not release any claims as part of the settlement.

     Pursuant to the proposed settlement, Nationwide has agreed to provide certain cash compensation to members of the class who submit timely and accurate claim forms. In addition, Nationwide has agreed to pay for the costs of notice and administration of the settlement as well as class counsel's attorneys' fees and expenses (up to the amount of $8,750,000) that may be awarded by the Court. Pursuant to the settlement agreement, CCC has agreed to provide certain information necessary to identify and provide notice to class members as well as the information necessary to administer the settlement. In addition, CCC has agreed to the entry of injunctive relief requiring CCC, for a period of three years, to undertake additional periodic studies to validate certain of the information used in its TOTAL LOSS valuation product. CCC has agreed to enter into the settlement agreement for the purpose of avoiding the expense and distraction of protracted litigation, without any express or implied acknowledgment of any fault or liability to the Plaintiffs, the settlement class, or anyone else.

     The settlement agreement does not require any cash contribution by CCC towards the monetary compensation for the class, the cost of notice and administration, or class counsel's attorneys' fees and expenses. CCC estimates that the cost to CCC of providing information necessary to identify and provide notice to class members and the information necessary to administer the settlement, together with the cost of complying with the proposed injunctive relief, would not, on a yearly basis, have a material impact on operating cash flow. Nationwide has previously demanded indemnification from CCC in connection with certain litigation matters involving CCC's TOTAL LOSS valuation product, including the WHITWORTH case. That


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demand is unaffected by the settlement agreement in the WHITWORTH case.
Nationwide's indemnification demand was one of the indemnification demands discussed in more detail in the Company's annual report on Form 10-K for the period ended December 31, 2000. CCC has asserted various defenses to Nationwide's indemnification demand.

     The parties in the WHITWORTH case have filed with the Court a Stipulation of Settlement setting forth the terms of the settlement agreement and Plaintiffs' counsel has filed a motion requesting preliminary approval of the settlement and conditional certification of the settlement class for purposes of the settlement. The Court has scheduled a hearing on the motion for preliminary approval and conditional class certification to be held on February 15, 2002. If the Court grants that motion, the consummation of the settlement remains subject to final approval by the Court at a fairness hearing, at which time the Court will consider whether the settlement is fair, reasonable and adequate, whether the settlement class should be certified and whether to grant class counsel's petition for an award of attorneys' fees and expenses.

     Up to twenty (20) days prior to the fairness hearing, Nationwide has the right to withdraw from the settlement and cancel the settlement agreement for any reason. In addition, Nationwide has the right to withdraw from the settlement and cancel the settlement agreement up to three (3) days before the fairness hearing if any action asserting claims to be settled pursuant to the Whitworth settlement remains pending, or if Nationwide determines in good faith that the settlement would not be effective to conclude finally all of the claims intended to be released as part of the settlement. If the proposed settlement is not approved by the Court at the fairness hearing, or if the Court approves the settlement and that approval is vacated, modified, or reversed on appeal, the settlement agreement would be terminated.

     The proposed settlement of the WHITWORTH case would not affect any other pending lawsuits relating to CCC's TOTAL LOSS valuation product involving any of CCC's other insurance company customers. The cost to CCC to settle any such other pending lawsuits could be materially greater than the cost of settling the WHITWORTH case.

A copy of the press release regarding the WHITWORTH settlement and certain other events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          Not applicable.

     (b)  Unaudited Pro Forma Combined Financial Information.

          Not applicable.

     (c)  Exhibits.

          99.1     Press Release of the Company, dated February 7, 2002.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CCC Information Services Group Inc.

                                          By:   /s/ Githesh Ramamurthy
                                              ----------------------------------
                                                    Githesh Ramamurthy
                                                    Chief Executive Officer


Date: February 7, 2002